Exhibit 99.1

May 24, 2007 VIA E-MAIL

Board of Directors Genesis HealthCare Corporation c/o Gregg Lemkau Managing Director Goldman, Sachs & Co. 85 Broad Street New York, NY 10004 Ladies and Gentlemen:

Reference is made to the letter addressed to your attention dated May 14, 2007 (the
“Proposal Letter”) from Fillmore Capital Partners, LLC on behalf of certain of its affiliates (“Fillmore”) regarding Fillmore’s proposal to acquire Genesis HealthCare
Corporation (“Genesis”). Fillmore’s offer to acquire Genesis contained in the
Proposal Letter is hereby withdrawn.

Sincerely,

/s/ Ronald E. Silva Ronald E. Silva President and Chief Executive Officer Fillmore Capital Partners, LLC

FILLMORE CAPITAL PARTNERS FOUR EMBARCADERO CENTER SUITE 710 SAN FRANCISCO CA 94111 PHONE 415-834-1477 FAX 415-834-1475